UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 1, 2012, United Fire Group, Inc., an Iowa corporation (“United Fire Group”), completed its previously announced reorganization pursuant to the Agreement and Plan of Reorganization dated as of May 25, 2011 (the “Reorganization Agreement”), by and among United Fire Group, United Fire & Casualty Company, an Iowa corporation (“UFC”), and UFC MergeCo, Inc., an Iowa corporation formed for the purpose of facilitating the reorganization (“MergeCo”). The Reorganization Agreement was approved and adopted by UFC's shareholders at a special meeting of UFC's shareholders, which was held on January 24, 2012.

The Reorganization Agreement provided for the merger (the “Merger”) of UFC with MergeCo, with UFC surviving the Merger as a wholly owned subsidiary of United Fire Group, and the conversion of each share of common stock, par value $3.33 1/3 per share (“UFC Common Stock”), of UFC, issued and outstanding immediately prior to the effective time of the Merger, into one duly issued, fully paid and nonassessable share of common stock, par value $0.001 per share (“United Fire Group Common Stock”), of United Fire Group. At the time of completion of the reorganization, the separate existence of MergeCo terminated. In addition, each outstanding option to purchase or other right to acquire shares of UFC Common Stock was automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of United Fire Group Common Stock.

Upon completion of the Reorganization, United Fire Group, an Iowa corporation, replaced UFC, an Iowa corporation, as the publicly held corporation, and the holders of UFC Common Stock now hold the same number of shares and same ownership percentage of United Fire Group as they held of UFC immediately prior to the Reorganization. As of February 2, 2012, shares of United Fire Group Common Stock will commence trading on the NASDAQ Global Select Market under the symbol “UFCS”.

The directors and executive officers of United Fire Group immediately following the Reorganization are the same individuals who were directors and executive officers, respectively, of UFC immediately prior to the Reorganization.

Upon completion of the Reorganization, United Fire Group Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), United Fire Group is the successor issuer to UFC.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which was filed as Exhibit 2.1 to each of United Fire Group's and UFC's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2011.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Reorganization, on February 1, 2012 UFC notified the NASDAQ Stock Market (the “NASDAQ”) that each issued and outstanding share of UFC Common Stock would be converted into one share of United Fire Group Common Stock and UFC requested that the NASDAQ (i) suspend trading in the UFC Common Stock after the close of business on February 1, 2012 and (ii) file with the SEC an application on Form 25 to report that the UFC Common Stock is no longer listed on the NASDAQ. On February 1, 2012, (i) the NASDAQ suspended trading of the UFC Common Stock after the close of business and filed a Form 25 with the SEC to report that the UFC Common Stock is no longer listed on the NASDAQ and (ii) shares of United Fire Group Common Stock commenced trading on the NASDAQ Global Select Market under the symbol “UFCS”.
Item 3.03    Material Modification to Rights of Security Holders.

In connection with the completion of the Reorganization, each share of UFC Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into one duly issued, fully paid and nonassessable share of United Fire Group Common Stock. In addition, each outstanding option to purchase or other right to acquire shares of UFC Common Stock was automatically converted into an option to purchase or right to acquire, upon the same terms and conditions, an identical number of shares of United Fire Group Common Stock. See also Item 3.01 above.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Reorganization Agreement, United Fire Group adopted all of the active employee benefit plans of UFC, including those in which its named executive officers may participate (the “Plans”). The Plans have been assigned to United Fire Group and the obligations of UFC under the Plans have been assigned to United Fire Group. The adoption by United Fire Group of the Plans and its assumption of UFC's obligations under the Plans were approved by its board of directors.

United Fire Group also assumed the obligations of UFC under various compensatory arrangements with the named executive officers and other officers pursuant to the Reorganization Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE & CASUALTY COMPANY

Date: February 1, 2012	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and Chief Executive Officer

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